EXHIBIT 21

             SUBSIDIARIES OF DELPHI AUTOMOTIVE SYSTEMS CORPORATION


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
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SUBSIDIARY                                     JURISDICTION OF FORMATION
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
Delphi Automotive Systems LLC                            Delaware
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Delco Electronics Corporation                            Delaware
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Delphi Automotive Systems (Holding), Inc.                Delaware
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